UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

456 North Fifth Street, Philadelphia, Pennsylvania 19123

(Address, including zip code, of principal executive offices)

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ronald J. Masciantonio

Executive Vice President, Chief Administrative Officer & General Counsel

456 North 5th Street

Philadelphia, Pennsylvania 19123

(Name and address of agent for service)

(215) 873-2200

(Telephone number, including area code, of agent for service)

Copies of communications to:

Robert A. Friedel, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103

(215) 981-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	800,000 shares	$22.51	$18,008,000	$2,456

(1)	Pursuant to Rule 416 of the Securities Act of 1933, there shall also be deemed covered hereby such additional securities which become issuable under the Amended and Restated 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock. In addition, this registration statement registers an indeterminate number of rights (the “Rights”) to purchase Series B Preferred Stock, par value $.01 per share, pursuant to the terms of a certain Amended and Restated Rights Agreement, dated as of October 9, 2005, between Mothers Work, Inc. and StockTrans, Inc., as the same may be amended from time to time hereafter. No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 800,000 additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Destination Maternity Corporation (the “Company”), that are of the same class as the shares covered by the currently effective Registration Statement on Form S-8 of the Company relating to the Company’s Amended and Restated 2005 Equity Incentive Plan.

The contents of the Company’s Form S-8 Registration Statements No. 333-137136 filed on September 6, 2006 and 333-174059 filed on May 9, 2011, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed as part of this registration statement are as follows:

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Destination Maternity Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, commonwealth of Pennsylvania, on February 28, 2013.

Destination Maternity Corporation

By:	/s/ Edward M. Krell
Edward M. Krell
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Edward M. Krell and Ronald J. Masciantonio, or either of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated below:

Signature	Title	Date

/s/ Edward M. Krell	Chief Executive Officer	February 28, 2013
Edward M. Krell	(Principal Executive Officer)

/s/ Judd P. Tirnauer Judd P. Tirnauer	Executive Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2013

/s/ Arnaud Ajdler	Director	February 28, 2013
Arnaud Ajdler

/s/ Michael J. Blitzer	Director	February 28, 2013
Michael J. Blitzer

/s/ Barry Erdos	Director	February 28, 2013
Barry Erdos

/s/ Joseph A. Goldblum	Director	February 28, 2013
Joseph A. Goldblum

/s/ Melissa Payner-Gregor	Director	February 28, 2013
Melissa Payner-Gregor

/s/ William A. Schwartz, Jr.	Director	February 28, 2013
William A. Schwartz, Jr.

/s/ B. Allen Weinstein	Director	February 28, 2013
B. Allen Weinstein

EXHIBIT INDEX

Exhibits

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).